                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /


Check the appropriate box:
/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only (as permitted
/ / Definitive Additional Materials              by Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12


                      MISSISSIPPI VALLEY BANCSHARES, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

------------------------------------------------------------------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

------------------------------------------------------------------------------

    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

------------------------------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

------------------------------------------------------------------------------

    (3) Filing Party:

------------------------------------------------------------------------------

    (4) Date Filed:

------------------------------------------------------------------------------

                       MISSISSIPPI VALLEY BANCSHARES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To be held on April 17, 2002

TO THE STOCKHOLDERS:

         The Annual Meeting of Stockholders of Mississippi Valley
Bancshares, Inc. will be held at the St. Louis Marriott West, 660 Maryville Centre Drive, St. Louis, Missouri, 63141 on April 17, 2002, at 9:00 A.M., St. Louis time, for the following purposes:

1.  To elect five Directors, each to serve for a three-year term;


2. To consider and act upon a proposal to approve an amendment to the Company's Articles of Incorporation to increase the Company's authorized common shares from 20,000,000 to 30,000,000;

3. To consider and act upon a proposal to approve the Company's 2002 Stock Option Plan (Five-Year Options), as described in the proxy materials;


4. To consider and act upon ratification of the selection of Ernst & Young LLP as independent auditors for 2002; and

5.  To transact such other business as may properly come before the meeting.

         Only Stockholders whose names appear of record at the Company's close of business on March 1, 2002 are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board of Directors,

                                          Carol B. Dolenz
                                          Secretary and Treasurer

March 15, 2002
St. Louis, Missouri

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. STOCKHOLDERS CAN HELP THE COMPANY AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD. THE PRESENCE, IN PERSON OR BY PROPERLY EXECUTED PROXY, OF A MAJORITY OF THE COMMON STOCK OUTSTANDING ON THE RECORD DATE IS NECESSARY TO CONSTITUTE A QUORUM AT THE ANNUAL MEETING.

                       MISSISSIPPI VALLEY BANCSHARES, INC.
                              13205 MANCHESTER ROAD
                            ST. LOUIS, MISSOURI 63131

                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 17, 2002

         This Proxy Statement is being furnished to the holders of common stock of Mississippi Valley Bancschares, Inc. (the "Company") on or about March 15, 2002 in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of the Company for use at the annual meeting of Stockholders (the "Annual Meeting") to be held on April 17, 2002 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournment or postponement of that meeting.


         Holders of shares of common stock, par value $1.00 per share ("Shares" or the "Common Stock"), of the Company at its close of business on March 1, 2002 (the "Record Date") will be entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 9,416,462 shares of Common Stock were outstanding. Holders of Common Stock (the "Stockholders") are entitled to one vote per share of Common Stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting.


         Stockholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxy at the Annual Meeting. The presence, in person or by properly executed proxy, of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

         A plurality of the votes of Stockholders cast at the Annual Meeting is required for the election of each director. Approval of the proposed amendment to the Articles of Incorporation requires the affirmative vote of holders of a majority of Shares entitled to vote at the meeting. Approval of the 2002 Stock Option Plan (Five-Year Options) and ratification of the selection of independent auditors each requires the affirmative vote of holders of a majority of the Shares voted on the proposal. Abstentions are counted in the number of shares present for purposes of determining whether a quorum is present, and are counted as having voted on each matter presented for vote. As a result, an abstention has the same effect as a vote against a proposal. Broker non-votes are counted in the number of Shares present for purposes of determining whether a quorum is present, but as not being present as to matters for which voting instructions are not given. As a result, broker non-votes will have the same effect as a vote against the proposal to amend the Articles of Incorporation, but will have no effect on voting on each other matter voted on at the meeting.


         Management of the Company ("Management"), together with members of the Board of Directors of the Company, in the aggregate, directly or indirectly controls approximately 38.4% of the Shares outstanding on the Record Date.


         All Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board's director nominees
                           ---
and FOR proposals 2, 3 and 4. The Board of Directors of the Company does not
    ---
know of any matters, other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement, that will come before the Annual Meeting.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by
(i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing and dating a subsequent proxy relating to the Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Corporate Secretary, Mississippi Valley Bancshares, Inc., 13205 Manchester Road, St. Louis, Missouri 63131 (telephone number (314) 543-3512).

         The proxies are solicited by the Board of Directors of the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission, by directors, officers or employees of the Company or persons employed by the Company for the purpose of soliciting proxies. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of Common Stock held of record by such persons, and will be reimbursed by the Company for expenses incurred therewith. The cost of solicitation of proxies will be borne by the Company.

                             ----------------------

               The date of this Proxy Statement is March 15, 2002.


                              ELECTION OF DIRECTORS

         Pursuant to the By-Laws of the Company, the Company's Board of Directors is divided into three classes of approximately equal numbers of directors. Each of the 16 directors is elected for a three-year term, and the term of each class of directors expires in a different year. All of the current directors (including the nominees for re-election as director) were first elected in 1984, except Mr. Levy, who was first elected in 1987, Mrs. Behan, who was first elected in 1989, Mr. Bush, who was first elected in 1991, Mr. Andrew S. Baur, who was first elected in 1999 and Mr. Humphrey who was first elected in 2000.

         Directors of the Company receive fees of $6,000 annually, $1,000 for each meeting of the Board and $550 for each committee meeting of the Board attended, plus reimbursement of travel expenses incurred in attending Board or committee meetings. The Company's Board of Directors meets at least quarterly.

         The nominees for election to the Board of Directors are: Andrew N. Baur, Louis N. Goldring, Richard T. Grote, Mont S. Levy, and Lewis B. Shepley, each of whom is a current director of the Company. The members of the Company's Board of Directors whose terms will continue after the meeting, including the nominees for reelection to the Board, with certain information about each of them, including their principal occupations for the past five years, are listed below:

                                             Term                          Principal Occupation
           Director                 Age     Expires                        During Past 5 Years
           --------                 ---     -------                        -------------------
John T. Baumstark ............       57       2004            President, Archway Sales, Inc. (Chemical
                                                              distributor); President, Jade Leasing (leasing
                                                              & warehousing); President, Jaruba Corp.
                                                              (leasing).

Andrew N. Baur ...............       57       2002            Chairman and Chief Executive Officer of
                                                              the Company and the Company's Subsidiary,
                                                              Southwest Bank of St. Louis (the "Missouri
                                                              Bank"); Director, Rawlings Sporting Goods
                                                              Company, Inc. Mr. Baur is a nominee for
                                                              reelection to the Board.

Andrew S. Baur................       34       2003            Senior Vice President of the Missouri Bank;
                                                              Director, Southwest Bank, Belleville (the
                                                              "Illinois Bank").

Linn H. Bealke ...............       57       2004            President of the Company and Vice
                                                              Chairman of the Missouri Bank; Chairman
                                                              and Director of the Illinois Bank; Chairman
                                                              and Director of Southwest Bank of Phoenix
                                                              (the "Arizona Bank"); Director, Zoltek
                                                              Companies, Inc.

Alice C. Behan ..................    56       2003            Private Investor.


                                       3


                                             Term                          Principal Occupation
           Director                 Age     Expires                        During Past 5 Years
           --------                 ---     -------                        -------------------
William H.T. Bush ............       63       2003            Chairman, Bush-O'Donnell & Co., Inc.
                                                              (Investments and Insurance) Director,
                                                              D T Industries, Inc.; Director, Lord
                                                              Abbett Family of Mutual Funds; Director,
                                                              Right Choice Managed Care, Inc., Director,
                                                              Engineered Support Systems, Inc.

Franklin J. Cornwell, Jr. ......     59       2003            Private Investor.

Theodore P. Desloge, Jr. .....       62       2004            Private investor since February, 1999.
                                                              President, Bloom & Desloge Enterprises,
                                                              Inc. (investments); Vice Chairman and
                                                              Director, Valley Forge Corp. (holding
                                                              company) through February 1999.

Louis N. Goldring ...............    60       2002            President, AVCORP, inc. (aircraft leasing);
                                                              Retired Vice Chairman and Chief Executive
                                                              Officer, Franklin Equity Leasing Co.
                                                              (automobile and equipment leasing) 1979-1997.
                                                              Mr. Goldring is a nominee for reelection to
                                                              the Board.

Richard T. Grote .................   56       2002            Chairman, American Medical Claims, Inc.
                                                              (claims filing service). Mr. Grote is a
                                                              nominee for reelection to the Board.

Frederick O. Hanser ............     59       2003            Chairman, St. Louis Cardinals, L.P.
                                                              (National League baseball club) since
                                                              January, 1996; Of counsel since April, 1996
                                                              and Partner for more than five years prior
                                                              thereto, Armstrong Teasdale LLP (law
                                                              firm).

G. Watts Humphrey, Jr.........       57       2003            President, GWH Holdings, Inc. (private
                                                              investment company); Chairman and CEO
                                                              of The Conair Group, Inc.; The Techs;
                                                              and Centria.  Director, Churchill Downs,
                                                              Incorporated.

Donna D. Lambert .............       62       2004            Private Investor.

Michael D. Latta .............       60       2004            Chairman & CEO of Universe Corporation
                                                              (fabricator and installer of architectural
                                                              siding materials) since December 1996;
                                                              President & CEO of Res Q Tek, Inc. (a
                                                              manufacturer and distributor of hydraulic
                                                              and pneumatic rescue equipment) since
                                                              December 1995.

Mont S. Levy .................       50       2002            Principal, Buckingham Asset Management,
                                                              RIA; Member BAM Advisor Services, LLC.
                                                              Mr. Levy is a nominee for reelection
                                                              to the Board.

Lewis B. Shepley .............       62       2002            Consultant.  Director, Siboney Corporation.
                                                              President, Johnson Research & Capital, Inc.,
                                                              June to October 1999; Senior Vice President
                                                              and Chief Financial Officer, The Reliable
                                                              Life Insurance Company to June, 1999.
                                                              Mr. Shepley is a nominee for reelection
                                                              to the Board.



         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE BOARD OF DIRECTORS' SLATE OF NOMINEES STANDING FOR ELECTION.

COMMITTEES

         The Company's Board of Directors has standing Executive, Audit and Compensation and Employee Benefits Committees. The Executive Committee is composed of Mr. A.N. Baur (Chairman), Mr. A.S. Baur, Mr. Bealke,
Mr. Goldring, Mr. Grote, Mr. Hanser and Mr. Humphrey. The Audit Committee is composed of Mr. Baumstark (Chairman), Mr. Bush, Mr. Cornwell, Mr. Latta,
Mr. Levy and Mrs. Lambert, several members of the Board of Directors of the Missouri Bank, one member of the Board of Directors of the Illinois Bank, and one member of the Board of Directors of the Arizona Bank. The Compensation and Employee Benefits Committee is composed of Mrs. Behan,
Mr. Bush, Mr. Cornwell, Mr. Desloge, Mr. Goldring, Mr. Shepley (Chairman) and one member of the Board of Directors of the Missouri Bank. The Board does not have a nominating committee.

         The Audit Committee, which met 4 times during 2001, recommends to the Board independent auditors to perform audit and non-audit services, reviews the scope and results of such services, reviews with management and the independent auditors any recommendations of the auditors regarding changes and improvements in the Company's accounting procedures and controls and management's response thereto, and reports to the Board after each Audit Committee meeting. A formal "Report of the Audit Committee" is included in this proxy statement. The Audit Committee is governed by a written charter approved by the Board.

         The Compensation and Employee Benefits Committee, which met 3 times during 2001, reviews and recommends to the Board the salaries and all other forms of compensation of the officers of the Company, the Missouri Bank, the Illinois Bank, and the Arizona Bank (collectively the "Banks") and Mississippi Valley Capital Company (collectively with the Banks, the "Affiliates").

         During 2001, there were 4 regular meetings of the Board of Directors. All of the Company's directors, except Mrs. Lambert, attended 75% or more of the aggregate number of meetings of the Board and committees on which they served.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.


         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence standards Board and considered the compatibility of nonaudit services with the auditors' independence.


         The Committee discussed with the Company's internal and independent auditors the overall scope and plans for the respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held four meetings during 2001.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

John T. Baumstark, Audit Committee Chairman
William H. T. Bush
Franklin J. Cornwell, Jr.
Donna D. Lambert
Michael D. Latta
Mont S. Levy
William F. Holekamp
Charles W. Hrebec, Jr.
Richard G. Millman
Charles A. Zone
Ronald J. Ortyl, Sr.
Stephen A. Wood

February 12, 2002

EXECUTIVE OFFICERS

         The executive officers of the Company and key executive officers of the Banks, their ages as of December 31, 2001, and their positions with the Company and the Banks are set forth below. All officers serve at the pleasure of the Company's Board of Directors. Each of the executive officers has served in their current or other executive positions with the Company or the Banks for more than five years.

             Name                       Age                             Positions
             ----                       ---                             ---------
Andrew N. Baur .................         57           Chairman and Chief Executive Officer of
                                                      the Company and the Missouri Bank since 1984.

Linn H. Bealke .................         57           President of the Company and Vice Chairman
                                                      and Chief Operating Officer of the Missouri
                                                      Bank since 1984; Chairman of the Illinois
                                                      Bank since 1998; Chairman of the Arizona
                                                      Bank since 2000.

Carol B. Dolenz ................         49           Secretary and Treasurer of the Company
                                                      since 1989; Secretary and Vice President of
                                                      the Missouri Bank since 1990.

Stephen P. Marsh ...............         46           President of the Missouri Bank and Senior
                                                      Loan Officer of the Banks since 1999.

Mary P. Sherrill................         47           Vice Chairman and Chief of Bank
                                                      Operations of the Missouri Bank since 1999.

Paul M. Strieker ...............         50           Executive Vice President, Controller and
                                                      Chief Financial Officer of the Company
                                                      since 1990; Executive Vice President of the
                                                      Missouri Bank since 1992.

EXECUTIVE COMPENSATION

         The following table summarizes compensation earned or awarded to the Company's Chief Executive Officer and each of the other four most highly paid executive officers whose aggregate annual salary and bonuses exceeded $100,000 during 2001. These officers are referred to as the named executive officers.

                                                                          Long Term
                                                                         Compensation
                                                                         ------------     All Other
                                                  Annual Compensation     Securities    Compensation
                                                  -------------------     Underlying    ------------
Name and Principal Positions             Year   Salary ($)   Bonus ($)    Options (#)      ($)(1)
----------------------------             ----   ----------   ---------    -----------   ------------
Andrew N. Baur                            2001     $325,702     $200,000           --      $33,248
Chairman and Chief Executive              2000      314,510      225,000       14,000       31,048
  Officer of the Company and the          1999      304,085      250,000        6,000       33,578
  Missouri Bank.

Linn H. Bealke
President of the Company and              2001     $225,822     $200,000           --      $40,321
Vice Chairman and Chief Operating         2000      213,823      180,000       13,000       35,426
  Officer of the Missouri Bank;           1999      207,295      200,000        5,000       33,762
  Chairman of the Illinois Bank and
  Chairman of the Arizona Bank.

Stephen P. Marsh                          2001     $168,272     $ 45,000           --      $20,825
President of the Missouri Bank            2000      160,682       85,000       11,000       18,125
  and Senior Loan Officer of the Banks.   1999      166,194      100,000        5,000       15,342

Mary P. Sherrill                          2001     $119,000     $ 28,000           --      $17,747
Vice Chairman and Chief of Bank           2000      113,166       27,000       10,000       15,255
  Operations of the Missouri Bank.        1999      108,166       40,000       10,000       12,368

Paul M. Strieker                          2001     $116,250     $ 22,000           --      $ 6,732
Executive Vice President, Controller      2000      111,883       20,000        3,000        6,507
  and Chief Financial Officer of the      1999      107,500       40,000        3,000        6,180
  Company and Executive Vice
  President of the Missouri Bank

----------
(1) Consists of Company matching contributions to its 401(k) Plan, imputed value of life insurance benefit, and director's fees; amounts paid in 2001 are as follows:

                                        401(k) Plan   Life Ins.  Director's
                                      Contributions   Benefits      Fees
                                      -------------  ---------   ----------
  Mr. A.N. Baur ............              $4,250       $1,548     $ 27,450
  Mr. Bealke ...............               4,250        2,521       33,550
  Mr. Marsh ................               4,250          900       15,675
  Mrs. Sherrill.............               3,577          970       13,200
  Mr. Strieker .............               2,365        1,117        3,250

OPTION GRANTS IN 2001

         The Company did not grant options to the named executive officers during 2001.

OPTIONS EXERCISED IN 2001 AND YEAR-END OPTION VALUES

         The following table summarizes options exercised during 2001 and the values of options outstanding on December 31, 2001 for the named executive officers.

                                                        Number of
                                                       Securities            Value of
                                                       Underlying           Unexercised
                                                       Unexercised           In-the-Money
                                                       Options at           Options at
                          Shares                     Fiscal Year-End      Fiscal Year-End
                        Acquired on     Value          Exercisable/         Exercisable/
     Name                Exercise #    Realized $    Unexercisable #      Unexercisable $
     ----               -----------    ----------    ---------------      ---------------
Mr. A.N. Baur ...                --            --      45,500/16,500    $515,675/$180,075
Mr. Bealke ......                --            --      27,700/14,900    $272,450/$165,388
Mr. Marsh .......             8,000      $157,380      16,000/12,250    $151,284/$143,306
Mrs. Sherrill....            12,000      $183,825      13,500/14,500    $ 75,688/$152,313
Mr. Strieker ....             5,750      $ 64,125      3,000/  4,750          --/$ 44,063

CONSULTING AGREEMENTS

         The Company and the Missouri Bank have entered into Consulting Agreements ("Consulting Agreements") with Messrs. A.N. Baur and Bealke providing for certain benefits in the event of termination of employment for any reason after a "Change in Control" (as defined in the Consulting Agreements), or for any reason other than voluntarily by the executive or by the Missouri Bank or the Company for "Cause" (as defined in the Consulting Agreements) prior to a Change in Control. Benefits, provided until the executive attains the age of 65 or dies, would include (i) a monthly consulting fee of $2,000; (ii) specified levels of medical insurance for the executive and his dependents; (iii) disability insurance coverage; and (iv) to the extent medical insurance or disability insurance benefits are taxable to the executive, additional compensation equal to the taxes on such benefits and on the additional compensation provided to cover such taxes. Such benefits would be subject to reduction or termination under certain circumstances. Prior to the executive's 60th birthday, he would be required to provide certain consulting services to the Company or the Bank if requested.

EMPLOYMENT AGREEMENTS

         The Company and the Missouri Bank have entered into Management Retention Agreements ("Retention Agreements") with eleven of their respective officers, including Mr. Marsh, Mrs. Sherrill and Mr. Strieker but excluding Mr. A.N. Baur and Mr. Bealke, pursuant to the terms of which, if the employment with the Company or the Missouri Bank of an officer party to such a Retention Agreement is terminated for any reason other than for "Cause" (as defined in the Retention Agreements) within one year after a "Change in Control" (as defined in the Retention Agreements), the officer or his or her personal or legal representative will continue to receive compensation for one year after the date of such termination at a rate equal to the officer's base compensation in effect on either the effective date of such Change of Control or the date of termination of the officer's employment, whichever rate is greater. Current base compensation is $167,000 per annum for Mr. Marsh, $120,000 per annum for Mrs. Sherrill and $117,000 per annum for Mr. Strieker. In addition, the Company agrees to pay all costs and expenses, including reasonable attorney's fees, incurred by the officer in enforcing his or her rights under the Retention Agreement.

PENSION AND SUPPLEMENTAL PENSION PLANS

         The Company sponsors the Southwest Bank of St. Louis Employees Retirement Plan (the "Retirement Plan"), a qualified defined benefit plan, and the Southwest Bank of St. Louis Supplemental Retirement Plan (the "Supplemental Plan"), a non-qualified defined benefit plan. The Retirement Plan credits benefits to participants based upon years of service and compensation at the time of retirement. For purposes of the Retirement Plan, compensation means the average salary over the highest five consecutive years in the most recent ten year period prior to retirement. Benefits are reduced by the amount of Social Security benefits required to be recognized (offset) under the pension formula, and are payable as life annuities at age 65, with no death benefit. Benefits under the Retirement Plan are restricted by certain statutory limits on the amount of compensation which may be considered in calculating benefits and other statutory limitations.

         A participant's benefit under the Supplemental Plan equals his or her benefit as calculated under the Retirement Plan, without regard to statutory limitations contained in the Retirement Plan, reduced by his or her actual benefit under the Retirement Plan. Benefits are payable commencing at age 65, with no death benefit.

         The following table sets forth the estimated annual benefits under both the Retirement and Supplemental Plans based upon various assumed levels of compensation and years of service:

                                     RETIREMENT AND SUPPLEMENTAL PLANS TABLE
                                                              YEARS OF SERVICE
                          --------------------------------------------------------------------------------------
COMPENSATION                      10             15             20              25             30             35
------------              ----------     ----------     ----------      ----------     ----------     ----------
   $ 75,000 .............    $ 9,000       $ 13,000       $ 18,000        $ 22,000       $ 27,000       $ 31,000
    100,000 .............     13,000         19,000         25,000          32,000         38,000         45,000
    125,000 .............     16,000         25,000         33,000          41,000         49,000         58,000
    150,000 .............     20,000         30,000         40,000          51,000         61,000         71,000
    250,000 .............     35,000         53,000         70,000          88,000        106,000        123,000
    350,000 .............     50,000         75,000        100,000         126,000        151,000        176,000
    450,000 .............     65,000         98,000        130,000         163,000        196,000        228,000
    550,000 .............     80,000        120,000        160,000         201,000        241,000        281,000

         For purposes of determining Retirement and Supplemental Plan benefits, the current compensation for the above-named executive officers is as shown under "Annual Compensation" in the executive compensation table above. Mr. A.N. Baur and Mr. Bealke currently have 17 years of service and would have 25 years of service at age 65. Mr. Marsh currently has 17 years of service and would have 36 years of service at age 65. Mrs. Sherrill currently has 16 years of service and would have 34 years of service at age
65. Mr. Strieker currently has 14 years of service and would have 29 years of service at age 65.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation and Employee Benefits Committee of the Board of Directors (the "Committee"), composed of six independent directors and one independent director of the Missouri Bank, administers the executive compensation program. None of the Committee's members is or has been an officer or employee of the Company or of the Banks. The Committee passes on all material issues relating to executive compensation.

         The philosophy of the Committee as it relates to executive compensation is that the Chief Executive Officer ("CEO") and other executive officers should be compensated at competitive levels sufficient to attract, motivate and retain talented executives who are capable of leading the Company and the Banks in achieving their business objectives in an industry facing increasing regulation, competition and change.

         Annual compensation for the Company's senior management consists of base salary and, when appropriate, bonus compensation. Salary levels of Company executives are reviewed, and are normally adjusted, annually, and any bonuses are normally awarded annually. In determining appropriate salaries, the Committee considers: (1) the CEO's recommendations as to compensation for all other executive officers; (2) the scope of responsibility, experience, time in position and individual performance of each officer, including the CEO; and (3) compensation levels at other banking institutions in the St. Louis metropolitan area and in other metropolitan areas. The Committee's analysis is a subjective process which utilizes no specific weighting or formula of the aforementioned factors in determining executives' base salaries.

         The Committee considers bonus compensation to be its primary motivational method for encouraging and rewarding outstanding individual performance, especially for the Banks' senior officers, and overall performance by the Company and the Banks. Awards under the Company's bonus plan are granted by the Committee based primarily upon: (1) performance of the Banks, (2) performance of the individual officer and (3) recommendation of the CEO. The purpose of the bonus plan is to provide a special incentive to each executive to maximize his or her individual performance and the overall performance of the Banks. Especially for most senior officers, bonus-to-salary ratios are sufficiently high so that an executive who is not awarded a bonus will be compensated near the bottom of his industry peer group. Bonuses are not based upon formulas or other objective criteria.

         In setting salaries and bonuses, the Committee utilizes data reflecting peer compensation within the banking industry. Periodically, the Committee has received reports from Hay Management Consultants concerning the compensation of the CEO and of the president of the Company, especially in relation to the compensation of similar executives in the banking industry, and making recommendations in respect of compensation and benefit levels. Such reports were received during 2000, 1999, 1997, 1994 and 1991. It is the Committee's present intention to seek advice from outside experts every few years. Annually, the Committee reviews statistical data provided by the Company concerning compensation levels at other banks and bank holding companies in the St. Louis metropolitan area, although useful data is becoming more difficult to acquire because of changes in the local banking market.

         In determining total compensation for officers for 2001, the Committee reviewed the Company's performance in its principal areas of activity. The Committee felt that the Company had had an excellent year with the exception of the commercial and industrial loan area at its main bank, and it awarded bonuses accordingly.


                                            Lewis B. Shepley, Chairman
                                            Alice C. Behan
                                            William H.T. Bush
                                            Franklin J. Cornwell, Jr.
                                            Theodore P. Desloge, Jr.
                                            Louis N. Goldring
                                            Zsolt Rumy

CERTAIN TRANSACTIONS

         Some of the directors and officers of the Company and of the Banks, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Banks, including borrowings and investments in certificates of deposit and repurchase agreements. All such loans and investments have been made in the ordinary course of business, have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2001, the aggregate outstanding amount of all loans to officers and directors of the Company and to firms and corporations in which they have at least a 10% beneficial interest was approximately $94 million, which represented approximately 61% of the Company's consolidated shareholders' equity at that date.

         Frederick O. Hanser, a director and Stockholder of the Company, is of counsel to the law firm of Armstrong Teasdale LLP, counsel to the Company and the Banks.

PERFORMANCE GRAPH

         The following five-year graph compares the percentage change in the Company's cumulative total shareholder return on Common Stock as quoted on the Nasdaq National Market System beginning with January 1, 1997 with the cumulative total return, assuming reinvestment of dividends, of (i) the Nasdaq Stock Market Index for United States companies, and (ii) the Nasdaq Bank Stocks Index.

                     MISSISSIPPI VALLEY BANCSHARES, INC.
                           Cumulative Total Return
                             12/31/96 - 12/31/01
                                   [GRAPH]

                                             12/31/96    12/31/97    12/31/98    12/31/99    12/31/00    12/31/01
                                             --------    --------    --------    --------    --------    --------
Mississippi Valley Bancshares, Inc.......      100.0       153.5       162.1       131.3       145.3       196.4

NASDAQ Composite (US)....................      100.0       122.5       172.7       320.9       193.0       153.2

NASDAQ Bank Stocks.......................      100.0       167.4       166.3       159.9       182.4       197.4

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth as of December 31, 2001, certain information concerning the ownership of Common Stock by each person who is known by the Company to own beneficially more than 5% of such stock, by each director of the Company, by each of the executive officers named in the Summary Compensation Table, and by all directors and officers of the Company as a group:

                                                           SHARES
                                                         OF COMMON        PERCENT
NAME OF BENEFICIAL OWNER                                   STOCK         OF CLASS
------------------------                                 ---------       --------
John T. Baumstark.................................          68,284            *
Andrew N. Baur (1)(2)(3) .........................       1,163,421         11.8%
Andrew S. Baur (1)(2)(4)..........................         218,705          2.2%
Linn H. Bealke (1)(2)(5) .........................         343,847          3.5%
Alice C. Behan ...................................         100,000          1.0%
William H.T. Bush (6) ............................          32,000            *
Franklin J. Cornwell, Jr. ........................         127,800          1.3%
Theodore P. Desloge, Jr..... .....................          10,060            *
Louis N. Goldring ................................         310,325          3.2%
Richard T. Grote  ................................          32,046            *
Frederick O. Hanser (7) ..........................          64,410            *
G. Watts Humphrey, Jr. (8)........................         531,960          5.4%
Donna D. Lambert.... .............................         117,360          1.2%
Michael D. Latta (9)..............................         162,860          1.7%
Mont S. Levy (10) ................................         141,840          1.4%
Stephen P. Marsh (1)(2)(11) ......................          86,453            *
Lewis B. Shepley  ................................          79,413            *
Mary P. Sherrill (1)(2)(12) ......................          33,606            *
Paul M. Strieker (1)(2)(13).......................          47,718            *
All Directors and Executive Officers as a
   Group (20 individuals) (1)(2)(3)(4)(5)
      (8)(9)(10)(11)..............................       3,713,123         37.8%

----------------------------

   *  less than one percent

       (1) Assumes the exercise of Options outstanding and exercisable as of December 31, 2001 or within 60 days thereafter, including those beneficially owned by the named person as follows: Mr. A.N. Baur, 45,500; Mr. A.S. Baur, 20,500; Mr. Bealke, 27,700;
              Mr. Marsh, 19,750; Mrs. Sherrill, 13,500; Mr. Strieker, 3,000; all directors and executive officers as a group, 137,200 shares.

       (2) Includes Shares held in the Company's 401(k) Retirement Savings Plan for the benefit of the named person, as to which the named person has sole dispositive power, but no voting power, as follows: Mr. A.N. Baur 27,501; Mr. A.S. Baur 2,363; Mr. Bealke 27,839; Mr. Marsh 15,473; Mrs. Sherrill 14,506, Mr. Strieker 12,718; and all directors and officers as a group, 111,715 shares.

       (3) Includes 10,456 shares held in a trust of which Mr. Baur is one of two co-trustees and as to which he has shared voting and dispositive power.

       (4) Excludes 624 shares held directly by spouse but includes 850 shares as Co-Trustee of spouse's trust and 800 shares as Trustee of children's trusts.

       (5) Excludes 13,120 shares held by Mr. Bealke's spouse, and includes 9,640 shares in his spouse's IRA Plan in which Mr. Bealke has investment power. Also includes 4,400 shares held by the Bealke Family Trust of which Mr. Bealke is one of two trustees and as to which he has shared voting and investment power.

       (6)    Excludes 5,500 shares held by Mr. Bush's spouse.

                                     11


       (7)    Excludes 26,400 shares held by Mr. Hanser's spouse.

       (8) Shares held by Humphrey family trusts whose Trustees have entered into an agreement with Mr. Humphrey granting him sole voting and investment power.

       (9) Includes 11,000 shares held in a Charitable Trust of which Mr. Latta has shared voting and investment power.

       (10) Includes 92,200 shares, held in two trusts as to which Mr. Levy serves as a co-trustee and has shared voting and dispositive power. Excludes 200 shares held by Mr. Levy's spouse and 4,000 shares held in Trusts for Mr. Levy's children.

       (11) Includes 1,864 shares held as Custodian for minor children, and 24,040 shares held in his spouse's Revocable Trust in which Mr. Marsh has investment power.

       (12)   Excludes 3,114 shares held by Mrs. Sherrill's spouse.

       (13)   Excludes 2,000 shares held by Mr. Strieker's spouse.

         For purposes of the table, a person is deemed to be a beneficial owner of Shares if the person has or shares the power to vote or to dispose of them. Unless otherwise indicated in the footnotes, each person had sole voting and dispositive power over the Shares listed in the beneficial ownership table. The shareholders disclaim beneficial ownership in the Shares described in the footnotes as being "held by" or "held for the benefit of" other persons. The address of each person in the table is in care of the Company, 13205 Manchester Road, St. Louis, Missouri, 63131.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Directors and Executive Officers of the Company are required by
Section 16(a) of the Securities Exchange Act of 1934 to file certain reports with the Securities and Exchange Commission detailing their beneficial ownership of common stock and reporting changes in such beneficial ownership. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, during 2000 all Section 16(a) filing requirements were complied with on a timely basis.

                      PROPOSED AMENDMENT TO THE ARTICLES OF
                   INCORPORATION TO INCREASE AUTHORIZED SHARES
                                 OF COMMON STOCK

         The Company's Articles of Incorporation currently authorize the issuance of 20,000,000 shares of Common Stock, $1.00 par value and 100,000 shares of preferred stock, $1.00 par value. In January 2002, the Board of Directors adopted a resolution proposing that the Articles of Incorporation be amended to increase the authorized number of shares of Common Stock to 30,000,000, subject to Stockholder approval of the amendment.

VOTE REQUIRED

         Approval of the proposal requires the affirmative vote of the majority of shares of Common Stock entitled to vote at the meeting.

PROPOSED AMENDMENT


         As of March 1, 2002, the Company had 9,416,462 Shares of Common Stock outstanding and 755,800 Shares reserved for future issuance under the Company's employee stock plans, of which 561,100 Shares are covered by outstanding options and 194,700 Shares are available for future option grants or for issuance under the Company's 401(k) Plan. Based upon the foregoing number of outstanding and reserved Shares, the Company currently has 9,827,738 Shares remaining available for other purposes.


         The following is the text of Section A of Article 3 of the Articles of Incorporation of the Company as proposed to be amended:

              "A.   CLASSES AND NUMBER OF SHARES.

              The total number of shares of all classes of stock which the Corporation shall have authority to issue is 30,100,000 shares consisting of 30,000,000 shares of Common Stock, $1.00 par value, and 100,000 shares of Preferred Stock, $1.00 par value."

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

         The Board of Directors believes that the availability of additional authorized but unissued Shares will provide the Company with the flexibility to issue Common Stock for a variety of corporate purposes, such as to raise equity capital, to adopt additional employee benefit plans or to reserve additional Shares for issuance under such plans, to effect future stock splits in the form of stock dividends and to make acquisitions through the use of Common Stock. Because of the limited number of authorized shares of Common Stock which are not issued or reserved for future issuance, the Board of Directors currently is limited in its ability to authorize the issuance of additional Shares for any purposes.

         The Board of Directors believes that the proposed increase in authorized Common Stock would facilitate the Company's ability to accomplish business and financial objectives in the future without the necessity of delaying such activities for further Stockholder approval, except as may be required in particular cases by the Company's charter documents, applicable law or the rules of any stock exchange or national securities association trading system on which the Company's securities may then be listed. The Company's Common Stock is currently listed on The Nasdaq National Market, which requires Stockholder approval for certain stock issuances.

         Under the Company's Articles of Incorporation, the Company's Stockholders do not have preemptive rights with respect to Common Stock. Thus, should the Board of Directors elect to issue additional Shares of Common Stock, existing Stockholders would not have any preferential rights to purchase such Shares. If the Board of Directors elects to issue additional Shares, such issuance could have a dilutive effect on the earnings per Share, book value per Share, voting power and shareholdings of current Stockholders.

         The proposal could have an anti-takeover effect by rendering it more difficult or by discouraging a merger, tender offer, proxy contest or the assumption of control and the removal of incumbent management by a holder of a large block of Common Stock although that is not its intention. For example, if the Company were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing Shares of Common Stock, thereby diluting the voting power of the other outstanding Shares and increasing the potential cost of the takeover. The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, thereby limiting the opportunity for the Company's Stockholders to realize a higher price for their Shares than is generally available in the public markets.
The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

         In addition to the Company's Common Stock, the Company's Articles of Incorporation currently empower the Board of Directors to authorize the issuance of one or more series of preferred stock without Stockholder approval. Currently, no shares of preferred stock of the Company are issued or outstanding. No change to the Company's preferred stock authorization is requested by the Amendment.

         If the proposed amendment is adopted, it will become effective upon filing of a Certificate of Amendment to the Company's Articles of Incorporation with the Secretary of State of the State of Missouri. However, if the Company's Stockholders approve the proposed amendment, the Board retains discretion under Missouri law not to implement the proposed amendment. If the Board exercised such discretion, the number of authorized shares would remain at current levels.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.

                                 APPROVAL OF THE
                       MISSISSIPPI VALLEY BANCSHARES, INC.
                   2002 STOCK OPTION PLAN (FIVE-YEAR OPTIONS)



         At the Annual Meeting, the Stockholders will be presented with a proposal to approve the Company's 2002 Stock Option Plan (Five-Year Options) (the "2002 Plan"). The Company's 1991 Stock Option Plan (Five-Year Options) (the "1991 Plan"), which has heretofore (together with amendments thereto) been approved by the Company's Stockholders, is still in effect. The 2002 Plan was adopted by the Board of Directors in January, 2002 subject to Stockholder approval. As of March 1, 2002, there were 194,700 shares remaining available for grant of options under the 1991 Plan.


         The Board believes that, in order to retain, motivate and attract key personnel essential to the continued success of the Company, it is necessary to maintain its current practice of providing meaningful option grants to officers of the Company and its subsidiaries. The Board believes that stock options have played a critical role in recent years in motivating Company management to build a growing, highly competitive business, while also delivering a consistently strong financial performance record.

         The 2002 Plan is designed to help stimulate a deeper commitment to the Company, minimize management turnover and reward continuous improvement in its financial performance. The Board believes that providing management with this program of consistent stock option grants is an appropriate method for aligning the interest of management with its Stockholders. The issuance of optioned Shares should only occur if management has delivered increased value to the Stockholders in the form of an appreciation in the price of the Company's Common Stock during the term of the options granted under the 2002 Plan.

         The following is a brief description of the material features of the 2002 Plan.

GENERAL

         The 2002 Plan authorizes the granting of non-qualified stock options. Options may be granted under the 2002 Plan through December 31, 2011, unless it is earlier terminated. The 2002 Plan may, subject to rights under options previously granted, be wholly or partially amended or otherwise modified, suspended or terminated at any time by the Board or its Executive Committee, but Stockholder approval is required to increase the number of Shares that may be issued under the 2002 Plan. Options granted may not be subsequently amended to reduce their exercise prices. The 2002 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Proceeds received by the Company from the sale of Common Stock pursuant to the exercise of options granted under the 2002 Plan will be used for general corporate purposes.

SECURITIES SUBJECT TO THE 2002 PLAN

         The aggregate number of Shares which may be issued upon exercise of options granted under the 2002 Plan shall not exceed 500,000.

         If an option expires or is canceled without having been fully exercised, the number of Shares as to which such option was not exercised prior to its expiration or cancellation may again be optioned under the 2002 Plan.

ADMINISTRATION OF THE 2002 PLAN

         The 2002 Plan provides for administration by the Compensation and Employee Benefits Committee of the Board (the "Committee"). In addition to administering the 2002 Plan, the Committee is also authorized to interpret the 2002 Plan and the Stock Option Agreements (defined below), to adopt such rules for the administration, interpretation and application of the 2002 Plan as are consistent therewith and to interpret, amend or revoke any such rules. Members of the Committee receive such compensation for their services as is determined by the Board. All expenses and liabilities that the members of the Committee incur in connection with the administration of the 2002 Plan will be borne by the Company.

ELIGIBILITY AND PARTICIPATION

         Any officer of the Company or of any of its subsidiaries is eligible to be granted options under the 2002 Plan. Directors of the Company are eligible to be granted options if they are also employees of the Company or one of its subsidiaries. The Committee is authorized to select the individuals to whom options are to be granted, to determine the number of Shares to be subject to each option and to establish the terms and conditions of the options, consistent with the 2002 Plan. In this respect, the Committee may consider recommendations of the Company's Chairman. The Company will enter into a written agreement ("Stock Option Agreement") with each optionee specifying the terms of the option.

TERMS OF OPTIONS

         GRANT OF OPTIONS. Each option will be for the number of Shares prescribed by the Committee, subject to a maximum of 15,000 Shares.

         EXERCISABILITY OF OPTIONS. Each option will be exercisable at such times and in such installments (which may be cumulative) as the Committee may provide in the terms of each individual option; provided, however, that an option may not be exercised for more than twenty-five percent of the Shares subject to the option for each full year elapsed since the grant of the option. An option may be exercised for all Shares subject to it in the event of a change in control of the Company.

         Options will be exercisable by written notice to the Company, specifying the number of Shares being purchased and accompanied by payment of the purchase price for such Shares. The option price may be paid in cash or by check. The Committee may, as a condition to the exercise of any option, require that the optionee deliver such representations and documents as it deems necessary to effect compliance with applicable federal and state securities laws and regulations.

The Committee may also take whatever additional action it deems appropriate to effect such compliance.

         PURCHASE PRICE OF SHARES SUBJECT TO OPTIONS. The price of the Shares subject to each option shall be set by the Committee, provided, however, that the price per Share of an option shall not be less than 100% of the closing sale price of a Share of the Company's Common Stock as quoted on the Nasdaq National Market on the day the option is granted. If Shares are not traded on such date, then the closing price will be determined as of the next preceding trading date during which a sale occurred.

         NON-ASSIGNABILITY. Options may be transferred only by will or by the laws of descent and distribution. During a participant's lifetime, options are exercisable only by the participant. No option or interest or right therein will be subject to disposition by transfer, alienation, pledge, encumbrance, assignment or any other means, whether voluntary, involuntary or by operation by law.

         EXPIRATION OF OPTIONS. No option may be exercised to any extent after the first to occur of the following events: (1) the expiration of five years from the date the option was granted or (2) the termination of the optionee's employment for any reason other than death, disability or incapacity or (3) the expiration of ninety days from the date of termination of the optionee's employment by reason of disability or incapacity or (4) the expiration of ninety days from the date of the optionee's death. To the extent an option is exercisable at the time of an optionee's death or termination of an optionee's employment by reason of disability or incapacity, the optionee's personal or legal representative may exercise the option on the optionee's behalf for ninety days thereafter. No portion of an option that is unexercisable at termination of employment may thereafter become exercisable.

         Subject to the foregoing, the Committee will provide, in the terms of each individual Stock Option Agreement, when such option expires and becomes unexercisable.

         ADJUSTMENTS UPON CHANGE IN CAPITALIZATION. In the event of a stock dividend on, split-up or combination of, or other change in the Common Stock, the number and kind of Shares available for option under the 2002 Plan or subject to options outstanding thereunder will be correspondingly added to, increased, diminished or changed, without increase or decrease in the aggregate purchase price of all Shares subject to options outstanding prior to such change.

         TRANSFER RESTRICTIONS. Unless otherwise approved in writing by the Committee, no Shares acquired upon exercise of any option by any officer (as defined in Rule 16a-1(f) of the Securities and Exchange Commission) or director may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months have elapsed from (but excluding) the date that such option was granted. The Committee, in its discretion, may impose such other restrictions on the transferability of the Shares purchasable upon the exercise of an option as it deems appropriate. Any such other restriction shall be set forth in the Stock Option Agreement and may be referred to on the certificates evidencing such Shares.

         CONTINUED EMPLOYMENT. Nothing in the 2002 Plan or in any Stock Option Agreement will confer upon any optionee any right to continue in the employ of the Company or any subsidiary of the Company, or will interfere with or restrict in any way the rights of the

Company, or any subsidiary of the Company, to discharge any optionee at any time for any reason whatsoever, with or without cause.

         NO RIGHTS AS A STOCKHOLDER. No holder of an option will be, nor have any rights or privileges of, a Stockholder of the Company as to Shares covered by such option until such Shares are issued by the Company and delivered to such holder.

         CONFORMITY TO SECURITIES LAWS. The 2002 Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3.

         The 2002 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is a general summary of the material federal income tax consequences to participants in the 2002 Plan. The discussion is based on the Code ruling and decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of federal income taxation that may be relevant to a particular participant in light of such participant's personal investment circumstances. Also, state and local income taxes are not discussed and may vary from locality to locality.

         A holder of an option does not realize income as a result of the grant of such option, but normally realizes compensation income taxable at ordinary income rates upon the option's exercise to the extent the fair market value of the Shares acquired on the date of the exercise of such option exceeds the option exercise price paid. The Company (or other employer corporation) will be entitled to a tax deduction in an amount equal to the amount the optionee is required to include in ordinary income at the time of such inclusion, and will be required to withhold taxes on such ordinary income. At the time the option is exercised, the optionee (or his or her successor) must make full payment to the Company of all amounts that must be withheld by the Company for federal, state or local tax purposes.

         The optionee's initial tax basis for Shares acquired upon the exercise of a non-qualified stock option will be the option exercise price paid plus the amount of ordinary income realized by the optionee. Any appreciation in the value of such Shares will qualify for long-term capital gains treatment if the optionee holds the Shares for one year or longer.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE COMPANY'S 2002 STOCK OPTION PLAN (FIVE-YEAR OPTIONS).

                             SELECTION OF AUDITORS

         Ernst & Young LLP has served as the Company's independent auditors since 1984 and has been selected by the Board of Directors to serve as auditors for the present year. Should the selection of Ernst & Young LLP be disapproved by the Stockholders, the Board of Directors will review its selection. Fees for the last year were annual audit and audit-related services $113,000, and all other nonaudit services, primarily tax consulting $29,000.

         A representative of Ernst & Young LLP is expected to be present at the Meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions of Stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF ITS SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS TO AUDIT THE ACCOUNTS OF THE COMPANY AND ITS SUBSIDIARIES FOR 2002.


                                  OTHER MATTERS

         Management does not intend to present to the Annual Meeting any business other than the items stated in the "Notice of Meeting of Stockholders" and does not know of any matters to be brought before the Meeting other than those referred to above. If, however, any other matters properly come before the Meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

         Whether or not you expect to be at the Meeting in person, please sign, date and return promptly the enclosed Proxy. No postage is necessary if the Proxy is mailed in the United States.


                            STOCKHOLDER PROPOSALS

         Any proposal to be included in the proxy materials for next year's Annual Meeting must be received at the principal executive offices of the Company at 13205 Manchester Road, St. Louis, Missouri, 63131 not later than November 16, 2002. Any such proposals should be directed to the attention of the Secretary for consideration for inclusion in the Company's Proxy Statement and Form of Proxy relating to the next Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission and it is suggested that proponents of any proposals submit such proposals to the Company sufficiently in advance of the deadline by Certified Mail-Return Receipt Requested.

         In addition, if a Stockholder fails to notify the Company on or before February 1, 2003 of a proposal which such Stockholder intends to present at next year's Annual Meeting other than through inclusion of such proposal in the Company's proxy materials for the meeting, then management proxies may use their discretionary voting authority with respect to such proposal if it is presented at the meeting.

                                           By Order of the Board of Directors


                                           CAROL B. DOLENZ
                                           Secretary and Treasurer



March 15, 2002
St. Louis, Missouri

                                                 PLEASE MARK
                                                 YOUR VOTES AS
                                                 INDICATED IN
                                                 THIS EXAMPLE    / X /

   1. ELECTION OF DIRECTORS:

      FOR all nominees           WITHHOLD
       listed at right           AUTHORITY
      (except as marked   to vote for all nominees
      to the contrary)        listed at right

             / /                    / /

      (Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

      01 Andrew N. Baur, 02 Louis N. Goldring,
      03 Richard T. Grote, 04 Mont S. Levy,
      05 Lewis B. Shepley

   2. To consider and act upon a proposal to approve an amendment to the Articles of Incorporation to increase the Company's authorized Common shares from 20,000,000 to 30,000,000, as described in the accompanying
      Proxy materials.

            FOR      AGAINST      ABSTAIN
            / /        / /          / /

   3. To consider and act upon a proposal to approve the 2002 Stock Option Plan, as described in the accompanying Proxy materials.

            FOR      AGAINST      ABSTAIN
            / /        / /          / /

   4. Proposal to ratify the selection of Ernst &
      Young LLP as independent accountants for 2002.

            FOR      AGAINST      ABSTAIN
            / /        / /          / /

   5. In their discretion, the Proxies are
      authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed, will be voted in the manner directed herein by the Stockholders.
If no direction is made, this Proxy will be voted
FOR the proposals set forth in Items 2, 3 and 4 and FOR the management nominees for Directors set forth in Item 1, and in accordance with the best judgment of the Proxies on any other business which properly comes before the meeting.



Dated:                                      , 2002
      --------------------------------------


--------------------------------------------------


--------------------------------------------------
Signature(s)

(This Proxy must be signed exactly as the name appears hereon. If acting as attorney, executor, or trustee, or in a corporate or representative capacity, please sign name and title.)



        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *



                      MISSISSIPPI VALLEY BANCSHARES, INC.
                             13205 MANCHESTER ROAD
                          SAINT LOUIS, MISSOURI 63131
                                 (314) 543-3512
Dear Shareholder:

The annual meeting of Stockholders of Mississippi Valley Bancshares, Inc. will be held at the St. Louis Marriott West, 660 Maryville Centre Drive, St. Louis, Missouri 63141 on April 17, 2002 at 9:00 a.m., St. Louis time. At the meeting Stockholders will elect five directors.

It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy material, complete the attached proxy form below and return it promptly in the envelope provided.

                      MISSISSIPPI VALLEY BANCSHARES, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


           The undersigned hereby constitutes and appoints Andrew N. Baur and Linn H. Bealke, and either of them, attorneys with full power of substitution, with the powers the undersigned would possess if personally present, to vote all shares of Common Stock of the undersigned in MISSISSIPPI VALLEY BANCSHARES, INC. at the Annual Meeting of Stockholders to be held at 9:00 A.M., April 17, 2002, and at any adjournments thereof on all matters properly coming before the meeting.


                   (PLEASE SIGN AND DATE ON THE REVERSE SIDE)


--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *


           YOU CAN NOW ACCESS YOUR MISSISSIPPI VALLEY ACCOUNT ONLINE.

Access your Mississippi Valley stockholder account online via Investor ServiceDirect(SM) (ISD).

Mellon Investor Services LLC, agent for Mississippi Valley, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

     o View account status            o View payment history for dividends
     o View certificate history       o Make address changes
     o View book-entry information    o Obtain a duplicate 1099 tax form
                                      o Establish/change your PIN

              VISIT US ON THE WEB AT HTTP://WWW.MELLONINVESTOR.COM
                AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.

STEP 1: FIRST TIME USERS - ESTABLISH A PIN

You must first establish a Personal Identification
Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social
Security Number (SSN) available to establish a PIN.

INVESTOR SERVICEDIRECT(SM) IS CURRENTLY ONLY AVAILABLE
FOR DOMESTIC INDIVIDUAL AND JOINT ACCOUNTS.

o SSN
o PIN
o Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

STEP 2: LOG IN FOR ACCOUNT ACCESS

You are now ready to log in. To access
your account please enter your:

o SSN
o PIN
o Then click on the Submit button

If you have more than one account,
you will now be asked to select the
appropriate account.

STEP 3: ACCOUNT STATUS SCREEN

You are now ready to access your
account information. Click on the
appropriate button to view or initiate
transactions.

o Certificate History
o Book-Entry Information
o Issue Certificate
o Payment History
o Address Change
o Duplicate 1099

              FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                       9AM-7PM MONDAY-FRIDAY EASTERN TIME

                                  APPENDIX

         Page 10 of the printed proxy statement contains a Cumulative Total Shareholder Return Graph. The information contained in the graph has been presented in a tabular format that may be processed by the EDGAR system.